                Exhibit 99.1

NEWS RELEASE	Release Date: July 28, 2004 at 7:45am EST

KNBT BANCORP, INC. ANNOUNCES SECOND QUARTER RESULTS
AND DECLARATION OF QUARTERLY DIVIDEND

Lehigh Valley, PA (July 28, 2004) — KNBT Bancorp, Inc. (NASDAQ/NMS:KNBT) the holding company for Keystone Nazareth Bank & Trust Company (the “Bank”), today announced net income of $4.3 million or $0.15 per diluted share for the quarter ended June 30, 2004, a 64.1% increase from net income of $2.6 million for the second quarter of 2003.  KNBT also announced earnings for six months ended June 30, 2004 of $8.4 million, a 51.1% increase over the $5.6 million earned during the same period in 2003.  At June 30, 2004, KNBT’s total assets were $2.2 billion, total deposits were $1.3 billion, and shareholders’ equity was $376.2 million.  The significant increases in earnings during the three and six month periods ended June 30, 2004 reflect, in large part, the completion of the merger with First Colonial Group, Inc. (“First Colonial”) and investment of the proceeds from the stock conversion, both which were completed in the fourth quarter of 2003.

KNBT also announced that its Board of Directors, at its meeting on July 26, 2004, declared a dividend of $0.05 per share payable on September 1, 2004 to shareholders of record on August 16, 2004.

Scott V. Fainor, President and Chief Executive Officer of KNBT, stated, “We are very pleased that during the quarter we delivered solid operating results while completing the post-systems integration process.  With the integration process now complete, we are beginning to realize operational efficiencies.”  Fainor also noted that, “We strongly believe that the foundation for sustainable growth has now been established.”

Net Interest Income and Net Interest Margin

Net interest income increased by $7.3 million to $15.9 million for the second quarter of 2004 compared to the second quarter of 2003.  This increase was primarily the result of the deployment of funds acquired through the Company’s initial public offering as well as the integration of First Colonial’s operations after the merger.  KNBT’s average interest-earning assets increased by $884 million to $1.9 billion for the quarter ending June 30, 2004.  KNBT’s tax-equivalent net interest spread was 3.26% for the quarter ended June 30, 2004 compared to 3.43% for the same quarter in 2003.  The net interest margin on a tax-equivalent basis for the quarter ended June 30, 2004 was 3.56% compared to 3.66% for the same period 2003.

The foregoing is a non-GAAP presentation.  Management believes that presentation of its interest rate spread and net interest margin on a tax-equivalent basis provides information that is useful for a proper understanding of the operating results of KNBT’s business.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Without the adjustment for tax-free income, the interest rate spread would be 3.26% and 3.43% for the quarter ended June 30, 2004 and 2003, respectively.  Without the adjustment for tax-free income, the net interest margin would be 3.43% and 3.53% for the six months ended June 30, 2004 and 2003, respectively.

KNBT’s $15.9 million of net interest income for the quarter ended June 30, 2004 represents a $401,000, or 2.6% increase compared to the quarter ended March 31, 2004.

Provision for Loan Losses and Related Allowance for Loan Losses

The provision for loan losses was $ 971,000 for the quarter ended June 30, 2004 compared to $326,000 for the same period 2003 and $1.5 million for the three months ended March 31, 2004.  KNBT’s provision in the second quarter reflected the current risk in the loan portfolio as it grows and the mix changes.  At June 30, 2004, KNBT’s total non-performing assets amounted to $4.9 million and its ratio of non-performing assets to total assets was 0.21%.  At June 30, 2004, KNBT’s allowance for loan losses amounted to 204.66% of its non-performing loans and 0.98% of its total loans.

Non-Interest Income and Non-Interest Expense

Non-Interest income was $3.4 million for the quarter ended June 30, 2004, an increase of $1.0 million over the amount earned in the comparable period in 2003. The primary contributors to the increase were $378,000 in income from the trust department acquired from First Colonial, a $313,000 increase in the cash surrender value of bank owned life insurance (“BOLI”), and a $252,000 increase in other income due primarily to the gain on sale of real estate.  Non-interest income decreased by $529,000 for the quarter ended June 30, 2004 compared to the quarter ending March 31, 2004, primarily due to a $302,000 decline in service fees due to fee waivers and a delay in implementing fee assessments and a decrease in other income due to a decrease in net gain on the sale of loans of $445,000.

Non-interest expense was $13.0 million for the quarter ended June 30, 2004, an increase of $5.9 million over the same period in 2003.  The increase reflects KNBT’s larger combined operations due to the acquisition of First Colonial, which added 245 employees, thereby accounting for a major portion of the $3.6 million increase in salaries and employee benefit costs.  The acquisition also brought with it 20 offices.  In addition, KNBT opened two branches since March 31, 2003.  Also, KNBT purchased a 47,000 square foot operations center.  This doubling of the facilities accounts, in large part, for the $984,000 increase in occupancy and equipment expense.  Also included in the second quarter of 2004 was $547,000 reflecting the amortization of the identifiable intangibles arising from the acquisition of First Colonial.

Balance Sheet Overview

KNBT’s total assets were $2.2 billion at June 30, 2004, an increase of $244.0 million from $1.9 billion at December 31, 2003.  The increase was due primarily to a $228.4 million increase in investment securities and an $84.4 million increase in the loan portfolio, which was offset in part by a decrease in cash and cash equivalents of $66.8 million.  Total deposits increased by $21.6 million to $1.3 billion at June 30, 2004, while advances from the Federal Home Loan Bank (“FHLB”) increased by $226.3 million to $433.4 million.  The proceeds of the FHLB advances funded the purchases of investment securities.  KNBT’s total shareholders’ equity decreased by $12.9 million, primarily due to the purchase of 808,046 shares of KNBT common stock to fund the previously announced and shareholder approved Management Recognition and Retention Plan.

Other News

KNBT is also pleased to announce the enhancement of the Investor Relations content on the KNBT website (www.knbt.com), powered by IRWebLink™, a leading investor relations web solution for publicly traded banks and thrifts.  KNBT shareholders will now have enhanced access to company news and information, industry specific data and market information.  E-mail notification of such information may also be established by visiting the Investor Relations section of the website and following the instructions listed under the “E-mail Notification” section.

During the second quarter, the KNBT Board of Directors established a Dividend Reinvestment Plan, which is available to eligible shareholders of record.  The Plan provides an economical means of growing share ownership through the reinvestment of dividends. It also provides a convenient method of safekeeping and selling shares.  The Plan is administered by Registrar and Transfer Company.  The details on how to enroll and the Plan’s terms are available on the KNBT website under the Investor Relations section.

About KNBT Bancorp, Inc.

KNBT Bancorp, Inc. is the parent bank holding company for Keystone Nazareth Bank & Trust Company.  Keystone Nazareth Bank & Trust Company is a Pennsylvania chartered savings bank headquartered in Bethlehem, Pennsylvania with 41 branch offices in Lehigh, Northampton, Carbon and Monroe Counties, Pennsylvania.

Website:  www.knbt.com

Contacts:

Scott V. Fainor, President and Chief Executive Officer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000

Eugene Sobol, Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000

“Safe Harbor” Statement Under Private Securities Litigation Reform Act of 1995.  The information contained in the press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to KNBT’s management’s intentions, plans, beliefs, expectations or opinions. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive factors which could affect net interest income and non-interest income, general economic conditions which could affect the volume of loan originations, deposit flows and real estate values; (2) the levels of non-interest income and the amount of loan losses as well as other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission from time to time.  Copies of these documents may be obtained from KNBT Bancorp upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov.  KNBT undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

###

KNBT Bancorp, Inc.

(Unaudited)

	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept 30,	June 30,
	2004	2004	2003	2003	2003
	(Dollars in Thousands, Except Per Share Data)

Interest income	$23,195	$22,351	$18,153	$13,193	$13,578

Interest expense	7,318	6,875	6,110	4,657	4,991

Net interest income	15,877	15,476	12,043	8,536	8,587

Provision for loan losses	971	1,500	2,095	468	326

Net interest income after provision for loan losses	14,906	13,976	9,948	8,068	8,261

Non-interest income:
Deposit service charges	1,009	1,311	1,296	961	933
Securities gains (losses), net	20	(8)	(251)	—	2
Trust and investment services income	489	513	372	174	111
Bank-owned life insurance	655	667	474	344	342
Other	1,265	1,484	557	539	1,013

Total non-interest income	3,438	3,967	2,448	2,018	2,401

Non-interest expenses:
Salaries, wages and employee benefits	7,309	7,245	6,842	4,333	3,723
Net occupancy and equipment expense	1,962	1,825	1,571	1,051	978
Other	3,746	3,435	24,800	2,468	2,447

Total non-interest expense	13,017	12,505	33,213	7,852	7,148

Income (loss) before income taxes	5,327	5,438	(20,817)	2,234	3,514

Income tax expense (benefit)	1,019	1,323	(7,730)	478	888

Net income (loss)	$4,308	$4,115	$(13,087)	$1,756	$2,626

Per Common Share Data

Weighted Average Common Shares- Diluted	29,655,263	30,011,264	N/M	N/A	N/A
Weighted Average Common Shares- Basic	29,232,941	29,555,238	N/M	N/A	N/A
Net Income Per Share- Diluted	$0.15	$0.14	N/M	N/A	N/A
Net Income Per Share- Basic	$0.15	$0.14	N/M	N/A	N/A
Book Value	$13.04	$13.44	$13.20	N/A	N/A

KNBT Bancorp, Inc.

Asset Quality

(Unaudited)

	At Period End or
	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept 30,	June 30,
	2004	2004	2003	2003	2003
	(Dollars in Thousands)

Non-accruing loans	$4,020	$2,747	$1,720	$1,657	$1,588
Accruing loans 90 days or more past due	654	7	405	64	15
Total non-performing loans	4,674	2,754	2,125	1,721	1,603

Other real estate owned	201	153	173	56	400
Total non-performing assets	$4,875	$2,907	$2,298	$1,777	$2,003

Total non-performing loans as a percentage of loans, net	0.48%	0.30%	0.24%	0.30%	0.28%
Total non-performing loans as a percentage of total assets	0.21%	0.13%	0.11%	0.13%	0.15%
Total non-performing assets as a percentage of total assets	0.22%	0.14%	0.12%	0.13%	0.19%

Allowance for loan losses, beginning of period	$9,000	$7,910	$2,941	$2,814	$2,689
Acquired from merger with First Colonial	—	—	3,548	—	—
Provision for loan losses	971	1,500	2,095	468	326

Total charge offs	(567)	(491)	(717)	(362)	(212)
Recoveries on loans previously charged-off	115	81	43	21	11
Net loans charged off	(452)	(410)	(674)	(341)	(201)

Allowance for loan losses, at period end	$9,519	$9,000	$7,910	$2,941	$2,814

Allowance for loan losses at period end to:
Average loans	1.01%	0.99%	0.99%	0.51%	0.52%
Loans	0.98%	0.97%	0.88%	0.50%	0.50%
Non-performing loans	204.66%	326.80%	372.24%	170.89%	175.55%

KNBT Bancorp, Inc.

(Unaudited)

	June 30,	March 31,	Dec. 31,	Sept 30,	June 30,
Balances (Period End)	2004	2004	2003	2003	2003
	(Dollars in Thousands)

Assets	$2,184,688	$2,057,085	$1,941,973	$1,369,198	$1,064,531
Earning Assets:	1,960,698	1,845,189	1,717,895	1,294,952	995,810
Investment Securities	973,984	882,684	745,630	346,869	398,941
Loans:	966,551	913,518	882,166	572,847	533,045
Loans held for sale	1,532	3,745	4,677	10,617	24,655
Other Earning Assets	18,631	45,242	85,422	364,619	39,169

Total Deposits:	1,310,982	1,294,215	1,289,410	819,347	814,271
Non-Interest bearing deposits	124,456	112,856	117,270	47,463	44,602
Interest bearing checking	171,506	169,184	163,749	92,548	96,029
Money market	260,329	245,826	239,521	173,038	163,613
Savings	222,754	223,370	221,176	134,380	129,960
Certificates of deposit	429,224	439,089	441,909	291,531	300,440
IRA & Koegh	102,713	103,890	105,785	80,387	79,627

Other Borrowings	31,076	28,393	24,550	11,034	9,266
Federal Home Loan Bank	433,428	308,540	207,153	106,000	108,000
Shareholders’ Equity	376,222	397,866	389,080	118,053	117,471

	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept 30,	June 30,
Balances (Daily Average)	2004	2004	2003	2003	2003
	(Dollars in Thousands)

Assets	$2,070,220	$1,979,186	$1,861,571	$1,098,171	$1,038,418
Earning Assets:	1,852,924	1,755,180	1,574,257	1,032,431	968,603
Investment Securities	878,553	815,507	541,511	370,758	387,782
Loans:	938,987	903,253	792,262	567,234	523,147
Loans held for sale	3,735	30	4,609	5,308	12,327
Other Earning Assets	31,649	36,390	235,875	89,131	45,347

Total Deposits:	1,302,837	1,292,969	1,122,022	812,606	801,472
Non Interest Bearing Accounts	117,570	115,925	92,821	45,920	40,540
Interest bearing checking	171,152	178,104	138,560	93,482	91,649
Money market	254,073	238,371	207,515	168,822	160,210
Savings	226,276	224,034	192,506	130,135	125,966
Certificates of deposit	431,062	433,512	392,120	295,110	303,320
IRA & Koegh	102,704	103,023	98,500	79,137	79,787

Other Borrowings	24,127	23,296	20,414	10,583	8,813
Federal Home Loan Bank	328,562	248,470	132,132	106,345	106,290
Shareholders’ Equity	386,266	393,393	295,300	115,803	117,015

	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept 30,	June 30,
Ratios	2004	2004	2003	2003	2003
Return on Average Equity	4.49%	4.18%	(17.73)	6.07%	8.98%
Return on Average Assets	0.84%	0.83%	(2.81)	0.64%	1.01%
Net Interest Margin	3.56%	3.68%	3.20%	3.54%	3.66%
Efficiency Ratio	64.28%	61.18%	229.20%	74.40%	65.05%
Shareholders’ Equity to Total Assets	17.22%	19.34%	20.05%	8.62%	11.04%
Tangible Equity to Total Assets	15.17%	17.16%	17.74%	8.54%	10.80%

KNBT Bancorp, Inc.

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Dollars In Thousands)
	2004	2003	2004	2003

Interest income	$23,195	$13,578	$45,546	$27,717

Interest expense	7,318	4,991	14,193	10,294

Net interest income	15,877	8,587	31,353	17,423

Provision for loan losses	971	326	2,471	388

Net interest income after provision for loan losses	14,906	8,261	28,882	17,035

Deposit service charges	1,009	933	2,320	1,785
Security gains, net	20	2	12	2
Trust and investment services income	489	111	1,002	198
Bank-owned life insurance	655	342	1,322	697
Other	1,265	1,013	2,749	1,900

Total non-interest income	3,438	2,401	7,405	4,582

Salaries, wages and employee benefits	7,309	3,723	14,904	7,458
Net occupancy and equipment expense	1,962	978	3,787	1,977
Other	3,746	2,447	6,832	4,619

Total non-interest expenses	13,017	7,148	25,523	14,054

Income before income taxes	5,327	3,514	10,764	7,563

Income tax expense	1,019	888	2,341	1,988

Net income	$4,308	$2,626	$8,423	$5,575